For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com

Volterra Reports Third Quarter 2009 Financial Results

FREMONT, Calif., October 19, 2009 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its third quarter ended September 30, 2009.

Net revenue for the third quarter of 2009 was $29.7 million, a 30% increase compared with net revenue of $22.8 million for the second quarter of 2009. GAAP net income was $3.4 million, or $0.14 per share (diluted), for the third quarter of 2009, compared with GAAP net income of $1.1 million, or $0.04 per share (diluted), for the second quarter of 2009.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $4.8 million, or $0.19 per share (diluted), for the third quarter of 2009, compared to non-GAAP net income of $2.4 million, or $0.10 per share (diluted), for the second quarter of 2009.

“The third quarter was another strong quarter for Volterra, demonstrating our continuing ability to execute against our plan,” said Volterra President and CEO Jeff Staszak. “As expected, our revenues and profitability were within the updated ranges we provided when we raised our earnings guidance last month.”

Earnings Conference Call

Volterra will be conducting a conference call today at 5:30 p.m. (EDT). To access the conference call, investors can dial (877) 941-8632 approximately ten minutes prior to the initiation of the teleconference. International participants can dial (480) 629-9821. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, October 26, 2009. To access the replay, investors should dial (800) 406-7325 or (303) 590-3030 and enter access code 4169900#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Monday, November 16, 2009.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

•	it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•	it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This press release regarding financial results for the quarter ended September 30, 2009 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K filed on March 4, 2009 and our most recent quarterly report on Form 10-Q filed on August 4, 2009. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		June 30,
	2009	2008	2009	2008
Net revenue	$29,687	$30,576	$70,751	$82,290
Cost of revenue *	12,097	12,906	29,616	35,600

Gross margin	17,590	17,670	41,135	46,690

Operating expenses:
Research and development *	6,816	7,144	19,113	19,784
Selling, general and administrative *	7,090	5,076	17,697	13,997

Total operating expenses	13,906	12,220	36,810	33,781

Income from operations	3,684	5,450	4,325	12,909
Interest and other income	19	235	122	961
Interest and other expense	(46)	(53)	(91)	(171)

Income before income taxes	3,657	5,632	4,356	13,699
Income tax expense	230	241	374	535

Net income	$3,427	$5,391	$3,982	$13,164

Net income per share:
Basic	$0.15	$0.23	$0.17	$0.55

Diluted	$0.14	$0.21	$0.16	$0.52

Weighted average shares outstanding:
Basic	22,973	23,914	22,868	23,827

Diluted	24,770	25,637	24,185	25,411

* Includes stock-based compensation expense as follows:
Cost of revenue	$131	$73	$299	$177
Research and development	669	564	1,929	1,410
Selling, general, and administrative	584	495	1,683	1,450

Total stock-based compensation expense	$1,384	$1,132	$3,911	$3,037

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2009
		Effect of
		Stock-based
	GAAP	Compensation	Non-GAAP
Gross margin	$17,590	$(131)	$17,721
Gross margin %	59.3%	-0.4%	59.7%
Operating expenses:
Research and development	$6,816	$669	$6,147
Selling, general and administrative	7,090	584	6,506

Total operating expenses	$13,906	$1,253	$12,653
Income from operations	$3,684	$(1,384)	$5,068
Operating margin %	12.4%	-4.7%	17.1%
Annual effective tax rate	8.6%	3.5%	5.1%
Income tax expense	$230	$21	$251
Net income	$3,427	$(1,363)	$4,790
Diluted net income per share	$0.14	$(0.05)	$0.19

	Three Months Ended September 30, 2008
		Effect of
		Stock-based
	GAAP	Compensation	Non-GAAP
Gross margin	$17,670	$(73)	$17,743
Gross margin %	57.8%	-0.2%	58.0%
Operating expenses:
Research and development	$7,144	$564	$6,580
Selling, general and administrative	5,076	495	4,581

Total operating expenses	$12,220	$1,059	$11,161
Income from operations	$5,450	$(1,132)	$6,582
Operating margin %	17.8%	-3.7%	21.5%
Annual effective tax rate	3.9%	0.5%	3.4%
Income tax expense	$241	$(13)	$228
Net income	$5,391	$(1,145)	$6,536
Diluted net income per share	$0.21	$(0.04)	$0.25

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	June 30,	December 31,
	2009	2009	2008
	(Unaudited)		(Audited)
Assets
Current assets:
Cash and cash equivalents	$61,592	$54,856	$46,893
Short-term investments	10,545	6,244	10,461
Accounts receivable, net	14,153	9,889	12,073
Inventory	8,485	9,708	13,668
Prepaid expenses and other current assets	1,949	1,894	2,507

Total current assets	96,724	82,591	85,602
Property and equipment, net	4,899	5,073	5,285
Other assets	113	116	405

Total assets	$101,736	$87,780	$91,292

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,663	$4,149	$5,834
Accrued liabilities	10,078	7,154	8,073

Total current liabilities	16,741	11,303	13,907
Lease incentives	506	566	688
Other long-term liabilities	990	847	784

Total liabilities	18,237	12,716	15,379
Commitments
Stockholders’ equity:
Common stock	25	25	24
Additional paid-in capital	111,310	106,302	102,612
Accumulated deficit	(12,836)	(16,263)	(16,818)
Treasury Stock	(15,000)	(15,000)	(9,905)

Total stockholders’ equity	83,499	75,064	75,913

Total liabilities and stockholders’ equity	$103,736	$87,780	$91,292